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EXHIBIT 23.1

CONSENT OF KAPLAN, STRANGIS AND KAPLAN, P.A.

    As legal counsel, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of this registration statement.

                      /s/ KAPLAN, STRANGIS AND KAPLAN, P.A.

Minneapolis, Minnesota
April 12, 2001

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EXHIBIT 23.1 CONSENT OF KAPLAN, STRANGIS AND KAPLAN, P.A.